EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS THIRD QUARTER 2015 RESULTS

Operating earnings1 of $62.1 million, or $0.28 per share
Operating results include $11.3 million in negative fair-value adjustments to mortgage servicing rights and swap instruments driven by decline in long-term rates
Strong loan and lease growth (before sales) of $469 million, or 12% annualized, and deposit growth of $322 million, or 8% annualized
Tangible book value per share1 increased by 1.8% sequentially to $9.08

PORTLAND, Ore. – October 21, 2015 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $57.5 million for the third quarter of 2015, compared to $54.7 million for the second quarter of 2015 and $58.7 million for the third quarter of 2014. Earnings per diluted common share were $0.26 for the third quarter of 2015, compared to $0.25 for the second quarter of 2015 and $0.27 for the third quarter of 2014.

Operating earnings1, which represent earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, and merger related expenses, net of tax, were $62.1 million for the third quarter of 2015, compared to $68.7 million for the second quarter of 2015 and $65.0 million for the third quarter of 2014. Operating earnings per diluted common share were $0.28 for the third quarter of 2015, compared to $0.31 for the second quarter of 2015 and $0.30 for the third quarter of 2014.

“Umpqua’s financial performance in the third quarter reflects the strength of our footprint and unique position in strategic growth markets, as well as our focus on both managing capital wisely and increasing shareholder value,” said Ray Davis, President and CEO of Umpqua Holdings Corporation. “Despite the difficult low interest rate environment, the company performed strongly, including robust loan and deposit growth, decreased non-interest expense, additional cost synergies, and an increased quarterly dividend per share. We also continue to invest in the future of the company, and look forward to introducing new developments in the coming months that will continue advancing the innovative customer experience and product delivery for which Umpqua is known.”

Highlights (as compared to the prior quarter):

•	Third quarter of 2015 operating earnings[1] decreased to $62.1 million:

◦	Net interest income increased by $1.6 million, driven primarily by strong loan growth;

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

◦	Provision for loan and lease losses decreased by $3.1 million, driven primarily by improved portfolio performance;

◦
Non-interest income decreased by $20.0 million, reflecting $11.3 million in negative fair value adjustments to the mortgage servicing rights ("MSR") asset and swap instruments, lower revenues from the origination and sale of residential mortgages, and lower gains related to portfolio loan sales;

◦
Non-interest expense (excluding merger-related expense) decreased by $3.4 million, driven primarily by a $2.3 million decrease in variable mortgage banking expenses related to lower mortgage origination volume and additional merger-related cost synergies, partially offset by higher other operating expenses;

•	Strong loan and deposit growth:

◦	Gross loans and leases (before sales) grew by $468.7 million, or 12% annualized;

◦	Deposits grew by $322.0 million, or 8% annualized;

•	Prudently managed capital:

◦	Tangible book value per common share[1] increased to $9.08, from $8.92;

◦	Under Basel III rules, estimated total risk-based capital ratio of 14.4% and estimated Tier 1 common to risk weighted assets ratio of 11.4%;

◦	Increased quarterly dividend to $0.16 per common share; and

◦	Repurchased 150,000 shares of common stock for $2.5 million.

For the nine months ended September 30, 2015, the Company reported net earnings available to common shareholders of $159.3 million, or $0.72 per diluted common share, compared to $94.7 million, or $0.54 per diluted common share, for the nine months ended September 30, 2014. For the nine months ended September 30, 2015, operating earnings1 were $187.2 million, or $0.85 per diluted common share, compared to $143.1 million, or $0.81 per diluted common share, for the nine months ended September 30, 2014.

Balance Sheet
Total consolidated assets were $23.2 billion as of September 30, 2015, compared to $22.8 billion as of June 30, 2015 and $22.5 billion as of September 30, 2014. Including secured off-balance sheet lines of credit, the Company had total available liquidity of $7.4 billion as of September 30, 2015, representing 32% of total assets and 43% of total deposits.

Gross loans and leases were $16.4 billion as of September 30, 2015, an increase of $413.7 million, or 10% annualized, from $16.0 billion as of June 30, 2015. This increase was driven by strong loan growth within the commercial, multifamily and mortgage portfolios, partially offset by a decline in non-owner occupied commercial real estate loans. During the third quarter of 2015, the Company also sold $54.9 million of portfolio residential mortgage loans. Excluding the impact of these sales, gross loan growth was $468.7 million, or 12% annualized.

Total deposits were $17.5 billion as of September 30, 2015, an increase of $322.0 million, or 8% annualized, from $17.1 billion as of June 30, 2015. This increase was primarily attributable to growth in non-interest bearing demand and money market deposits, partially offset by a decrease in time deposits.

Net Interest Income
Net interest income was $219.7 million for the third quarter of 2015, up $1.6 million from the prior quarter, but down $6.0 million from the same period in the prior year. The increase from the prior quarter was primarily driven by strong loan growth and one additional day in the quarter, partially offset by a 7 basis point decline in net interest margin. In addition, the level of interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling decreased to $14.3 million for the third quarter of 2015, compared to $16.1 million in the prior quarter.

The Company’s net interest margin was 4.43% for the third quarter of 2015, down from 4.50% for the second quarter of 2015 and from 4.75% for the third quarter of 2014. The decrease from the prior quarter was primarily driven by a lower average yield on interest earning assets and a lower level of interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Credit Quality
Under acquisition accounting, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan and lease losses, or its related allowance coverage ratios, but we believe should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

Loans acquired with significant deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the third quarter of 2015, the Company reported $14.3 million of accretion related to the Sterling credit discount in interest income. As of September 30, 2015, the purchased non-credit impaired loans had approximately $82.5 million of remaining credit discount that will accrete into interest income over the life of the loans, and the purchased credit impaired loan pools had approximately $49.8 million of remaining total discount.

The allowance for loan and lease losses was $130.1 million, or 0.79% of loans and leases, as of September 30, 2015. To provide better comparability to prior periods, this pro-forma ratio would have been approximately 1.6% after grossing up the allowance for loan and lease losses and the loans and leases by the amount of the credit discount remaining as of quarter-end. This compares to a pro-forma ratio of approximately 1.7% as of June 30, 2015.

The provision for loan and lease losses was $8.2 million for the third quarter of 2015, a decrease of $3.1 million from the prior quarter. The decrease from the prior quarter was primarily driven by improved credit performance within the loan and lease portfolio. Charge-offs, net of recoveries, were $5.1 million for the third quarter of 2015, compared to $4.3 million in the prior quarter.

Non-performing assets decreased to $64.8 million, or 0.28% of total assets, as of September 30, 2015, compared to $70.1 million, or 0.31% of total assets, as of June 30, 2015. Loans past due 31 to 89 days were $28.9 million, or 0.18% of loans and leases, as of September 30, 2015, compared to $25.6 million, or 0.16% of loans and leases, as of June 30, 2015. Restructured loans on accrual status were $35.7 million as of September 30, 2015, compared to $37.0 million as of June 30, 2015.

Non-interest Income
Total non-interest income was $60.3 million for the third quarter of 2015, down $20.1 million from the prior quarter and $1.8 million from the same period in the prior year. The decrease from the prior quarter was primarily driven by lower mortgage banking revenue, lower gains related to portfolio loan sales, and lower other income. The decrease in other income was primarily attributable to a fair value loss of $1.2 million on debt capital market swap derivatives, compared to a gain of $1.4 million in the prior quarter, resulting from the decline in long-term interest rates.

Residential mortgage banking revenue, which includes revenue from the origination and sale of residential mortgage loans, revenue from the servicing of residential mortgage loans and changes to the fair value of the residential MSR asset, decreased by $16.0 million from the prior quarter. Revenue from the origination and sale of residential mortgages decreased by $6.8 million from the prior quarter, driven primarily by a 15% decrease in for sale mortgage originations and a lower home lending gain on sale margin, reflecting increased competitive pressures in the mortgage market. The change in fair value related to the MSR asset resulted in a loss of $10.1 million for the third quarter of 2015, as compared to a loss of $0.4 million for the prior quarter, reflecting the linked quarter decline in interest rates and its impact on the prepayment speed assumption for the MSR asset.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

The Company’s gain on sale margin was 3.19% for the third quarter of 2015, down from 3.38% in the prior quarter. Of the current quarter’s mortgage production, 70% related to purchase activity, as compared to 59% for the prior quarter and 71% for the same period in the prior year.

As of September 30, 2015, the Company serviced $12.7 billion of residential mortgage loans for others, and its related MSR asset was valued at $124.8 million, or 0.98% of the total serviced portfolio principal balance. This compares to $12.3 billion of residential mortgage loans serviced for others as of June 30, 2015, with a related MSR asset of $127.2 million, or 1.03% of the total serviced portfolio principal balance. As of September 30, 2014, the Company serviced $11.3 billion of residential mortgage loans for others, and its related MSR asset was valued at $118.7 million, or 1.05% of the total serviced portfolio principal balance.

Non-interest Expense
Non-interest expense was $182.7 million for the third quarter of 2015, which included $6.0 million of merger-related expenses. This compares to $201.9 million, including $21.8 million of merger-related expenses, for the second quarter of 2015 and $182.6 million, including $8.6 million of merger-related expenses, for the third quarter of 2014.

Excluding merger-related expenses, non-interest expense decreased by $3.4 million from the prior quarter. The decrease from the prior quarter reflected a $2.3 million decrease in variable mortgage banking expenses, driven by lower mortgage volume, and additional merger-related cost synergies realized during the quarter, partially offset by higher other operating expenses.

The third quarter of 2015 non-interest expense run-rate does not reflect the full benefit of the anticipated Sterling merger cost synergies. The remaining cost synergies are expected to be realized over the next several months.

Income taxes
The Company recorded a provision for income taxes of $31.6 million for the third quarter of 2015, representing an effective tax rate of 35.4% for the quarter, compared to $30.6 million, with an effective tax rate of 35.8%, for the second quarter of 2015.

Capital
As of September 30, 2015, the Company’s tangible book value per common share1 was $9.08 and its ratio of tangible common equity to tangible assets1 was 9.37%, compared to $8.92 and 9.38%, respectively, in the prior quarter.

During the third quarter of 2015, the Company repurchased 150,000 shares of common stock for $2.5 million. Year-to-date through September 30, 2015, the Company has repurchased 510,000 shares for $8.9 million. The Company may repurchase up to 11.5 million of additional shares under the current stock repurchase plan, which was recently extended to July 31, 2017 by the Company's Board of Directors.

Based on Basel III rules, as of September 30, 2015, the Company’s estimated total risk-based capital ratio was 14.4% and its estimated Tier 1 common to risk weighted assets ratio was 11.4%, compared to 14.6% and 11.5%, respectively, as of June 30, 2015. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2015 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

The Company recognizes gains or losses on its junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Also, the Company incurs significant expenses related to the completion and integration of mergers and acquisitions. Additionally, it may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. Lastly, the Company may recognize one-time bargain purchase gains on certain acquisitions that are not reflective of the Company’s on-going earnings power. Accordingly, management believes that our operating results are best measured on a comparative basis excluding the impact of gains or losses on junior subordinated debentures measured at fair value, net of tax, merger-related expenses, net of tax, and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains, net of tax. The Company defines operating earnings as earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, bargain purchase gains on acquisitions, net of tax, merger related expenses, net of tax, and goodwill impairment, and we calculate operating earnings per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

The following table provides the reconciliation of net earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), and earnings per diluted common share (GAAP) to operating earnings per diluted share (non-GAAP) for the periods presented:

	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Net earnings available to common shareholders	$57,523	$54,691	$47,045	$52,436	$58,741	5%	(2)%
Adjustments:
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	954	943	933	953	955	1%	0%
Merger related expenses, net of tax (1)	3,595	13,078	8,449	6,038	5,274	(73)%	(32)%
Operating earnings	$62,072	$68,712	$56,427	$59,427	$64,970	(10)%	(4)%

Earnings per diluted share:
Earnings available to common shareholders	$0.26	$0.25	$0.21	$0.24	$0.27	4%	(4)%
Operating earnings	$0.28	$0.31	$0.26	$0.27	$0.30	(10)%	(7)%

	Nine Months Ended		% Change
	Sep 30, 2015	Sep 30, 2014	Year over Year
Net earnings available to common shareholders	$159,259	$94,738	68%
Adjustments:
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	2,830	2,101	35%
Merger related expenses, net of tax (1)	25,122	46,273	(46)%
Operating earnings	$187,211	$143,112	31%

Earnings per diluted share:
Earnings available to common shareholders	$0.72	$0.54	33%
Operating earnings	$0.85	$0.81	5%

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
nm = not meaningful.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Total shareholders' equity	$3,835,552	$3,804,179	$3,800,970	$3,777,626	$3,749,101
Subtract:
Goodwill and other intangible assets, net	1,836,954	1,839,760	1,842,567	1,842,958	1,845,242
Tangible common shareholders' equity	$1,998,598	$1,964,419	$1,958,403	$1,934,668	$1,903,859
Total assets	$23,162,304	$22,793,331	$22,953,158	$22,609,903	$22,484,652
Subtract:
Goodwill and other intangible assets, net	1,836,954	1,839,760	1,842,567	1,842,958	1,845,242
Tangible assets	$21,325,350	$20,953,571	$21,110,591	$20,766,945	$20,639,410
Common shares outstanding at period end	220,217	220,280	220,454	220,161	217,262
Tangible common equity ratio	9.37%	9.38%	9.28%	9.32%	9.22%
Tangible book value per common share	$9.08	$8.92	$8.88	$8.79	$8.76

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and nonprofits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Earnings Conference Call Information
The Company will host its third quarter 2015 earnings conference call on Thursday, October 22, 2015, at 10:00 a.m. PST (1:00 p.m. EST). During the call, the Company will provide an update on recent activities and discuss its third quarter 2015 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 471-3840 ten minutes prior to the start time and enter conference ID: 370250. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 370250. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com. A slide presentation to accompany the call will also be posted on the website before the call.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the integration of the merger with Sterling Financial Corporation; timing and amount of merger-related synergies; credit discount accretion related to the merger, and planned investments and initiatives. Specific risks that could cause results to differ from these forward looking statements are Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua and achieve the synergies and earnings accretion contemplated by the Sterling merger. Additional risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of subordinated debentures; prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; material reductions in revenue or material increases in expenses; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; certain loan assets becoming ineligible for loss sharing; unanticipated increases in the cost of deposits; the consequences of a phase-out of junior subordinated debentures from Tier 1 capital; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$219,488	$217,828	$214,663	$226,853	$223,972	1%	(2)%
Interest and dividends on investments:
Taxable	11,639	11,268	11,551	11,629	12,136	3%	(4)%
Exempt from federal income tax	2,637	2,657	2,720	2,746	2,790	(1)%	(5)%
Dividends	113	168	101	66	81	(33)%	40%
Temporary investments & interest bearing deposits	440	549	825	857	544	(20)%	(19)%
Total interest income	234,317	232,470	229,860	242,151	239,523	1%	(2)%
Interest expense:
Deposits	7,450	7,381	7,103	7,119	6,773	1%	10%
Repurchase agreements	43	43	48	48	54	0%	(20)%
Term debt	3,629	3,492	3,464	3,570	3,586	4%	1%
Junior subordinated debentures	3,465	3,406	3,337	3,399	3,394	2%	2%
Total interest expense	14,587	14,322	13,952	14,136	13,807	2%	6%
Net interest income	219,730	218,148	215,908	228,015	225,716	1%	(3)%
Provision for loan and lease losses	8,153	11,254	12,637	5,241	14,333	(28)%	(43)%
Non-interest income:
Service charges on deposits	15,638	14,825	14,296	15,472	16,090	5%	(3)%
Brokerage revenue	5,003	4,648	4,769	4,960	4,882	8%	2%
Residential mortgage banking revenue, net	24,041	40,014	28,227	16,489	25,996	(40)%	(8)%
Gain on investment securities, net	220	19	116	1,026	902	nm	(76)%
Gain on loan sales	5,212	8,711	6,728	5,730	8,309	(40)%	(37)%
Loss on junior subordinated debentures carried at fair value	(1,590)	(1,572)	(1,555)	(1,589)	(1,590)	1%	0%
Change in FDIC indemnification asset	1,432	(1,199)	(1,286)	(1,982)	(2,728)	(219)%	(152)%
BOLI income	1,656	2,023	2,781	1,971	2,161	(18)%	(23)%
Other income	8,737	12,930	9,519	8,228	8,143	(32)%	7%
Total non-interest income	60,349	80,399	63,595	50,305	62,165	(25)%	(3)%
Non-interest expense:
Salaries and employee benefits	105,974	110,786	107,923	104,039	102,564	(4)%	3%
Occupancy and equipment, net	37,235	34,868	32,150	32,987	33,029	7%	13%
Intangible amortization	2,806	2,807	2,806	3,102	3,103	0%	(10)%
FDIC assessments	3,369	3,155	3,214	3,522	3,038	7%	11%
(Gain) loss on other real estate owned, net	(158)	480	1,814	3,609	313	(133)%	(150)%
Merger related expenses	5,991	21,797	14,082	10,171	8,632	(73)%	(31)%
Other expense	27,469	28,004	31,109	33,426	31,879	(2)%	(14)%
Total non-interest expense	182,686	201,897	193,098	190,856	182,558	(10)%	0%
Income before provision for income taxes	89,240	85,396	73,768	82,223	90,990	5%	(2)%
Provision for income taxes	31,633	30,612	26,639	29,641	32,107	3%	(1)%
Net income	57,607	54,784	47,129	52,582	58,883	5%	(2)%
Dividends and undistributed earnings allocated to participating securities	84	93	84	146	142	(10)%	(41)%
Net earnings available to common shareholders	$57,523	$54,691	$47,045	$52,436	$58,741	5%	(2)%

Weighted average basic shares outstanding	220,297	220,463	220,349	218,963	217,245	0%	1%
Weighted average diluted shares outstanding	220,904	221,150	221,051	219,974	218,941	0%	1%
Earnings per common share – basic	$0.26	$0.25	$0.21	$0.24	$0.27	4%	(4)%
Earnings per common share – diluted	$0.26	$0.25	$0.21	$0.24	$0.27	4%	(4)%
nm = not meaningful

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Nine Months Ended		% Change
(In thousands, except per share data)	Sep 30, 2015	Sep 30, 2014	Year over Year
Interest income
Loans and leases	$651,979	$536,950	21%
Interest and dividends on investments:
Taxable	34,458	34,155	1%
Exempt from federal income tax	8,014	7,599	5%
Dividends	382	259	47%
Temporary investments & interest bearing deposits	1,814	1,407	29%
Total interest income	696,647	580,370	20%
Interest expense
Deposits	21,934	16,696	31%
Repurchase agreements	134	298	(55)%
Term debt	10,585	9,223	15%
Junior subordinated debentures	10,208	8,340	22%
Total interest expense	42,861	34,557	24%
Net interest income	653,786	545,813	20%
Provision for loan and lease losses	32,044	35,000	(8)%
Non-interest income
Service charges on deposits	44,759	39,228	14%
Brokerage revenue	14,420	13,173	9%
Residential mortgage banking revenue, net	92,282	60,776	52%
Gain on investment securities, net	355	1,878	(81)%
Gain on loan sales	20,651	9,383	120%
Loss on junior subordinated debentures carried at fair value	(4,717)	(3,501)	35%
Change in FDIC indemnification asset	(1,053)	(13,169)	(92)%
BOLI Income	6,460	4,864	33%
Other income	31,186	18,237	71%
Total non-interest income	204,343	130,869	56%
Non-interest expense
Salaries and employee benefits	324,683	251,340	29%
Occupancy and equipment, net	104,253	78,276	33%
Intangible amortization	8,419	7,105	18%
FDIC assessments	9,738	7,476	30%
Loss on other real estate owned, net	2,136	507	nm
Merger related expenses	41,870	72,146	(42)%
Other expense	86,582	76,357	13%
Total non-interest expense	577,681	493,207	17%
Income before provision for income taxes	248,404	148,475	67%
Provision for income taxes	88,884	53,399	66%
Net income	159,520	95,076	68%
Dividends and undistributed earnings
allocated to participating securities	261	338	(23)%
Net earnings available to common shareholders	$159,259	$94,738	68%

Weighted average basic shares outstanding	220,370	175,627	25%
Weighted average diluted shares outstanding	221,062	176,656	25%
Earnings per common share – basic	$0.72	$0.54	33%
Earnings per common share – diluted	$0.72	$0.54	33%
nm = not meaningful

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$283,773	$364,256	$292,558	$282,455	$266,624	(22)%	6%
Interest bearing cash and temporary investments	673,843	515,691	1,088,316	1,322,716	1,177,086	31%	(43)%
Investment securities:
Trading, at fair value	9,509	10,005	10,452	9,999	9,727	(5)%	(2)%
Available for sale, at fair value	2,482,478	2,557,245	2,535,121	2,298,555	2,400,061	(3)%	3%
Held to maturity, at amortized cost	4,699	4,807	4,953	5,211	5,356	(2)%	(12)%
Loans held for sale	398,015	419,704	406,487	286,802	265,800	(5)%	50%
Loans and leases	16,387,934	15,974,197	15,548,957	15,327,732	15,259,201	3%	7%
Allowance for loan and lease losses	(130,133)	(127,071)	(120,104)	(116,167)	(115,635)	2%	13%
Loans and leases, net	16,257,801	15,847,126	15,428,853	15,211,565	15,143,566	3%	7%
Restricted equity securities	46,904	46,917	117,218	119,334	120,759	0%	(61)%
Premises and equipment, net	330,306	331,208	322,925	317,834	314,364	0%	5%
Goodwill	1,788,640	1,788,640	1,788,640	1,786,225	1,785,407	0%	0%
Other intangible assets, net	48,314	51,120	53,927	56,733	59,835	(5)%	(19)%
Residential mortgage servicing rights, at fair value	124,814	127,206	116,365	117,259	118,725	(2)%	5%
Other real estate owned	23,892	23,038	32,064	37,942	34,456	4%	(31)%
FDIC indemnification asset	892	432	1,861	4,417	7,811	106%	(89)%
Bank owned life insurance	297,321	295,551	294,697	294,296	293,511	1%	1%
Deferred tax assets, net	149,320	181,245	198,778	230,442	251,854	(18)%	(41)%
Other assets	241,783	229,140	259,943	228,118	229,710	6%	5%
Total assets	$23,162,304	$22,793,331	$22,953,158	$22,609,903	$22,484,652	2%	3%
Liabilities:
Deposits	$17,467,024	$17,145,046	$17,222,566	$16,892,099	$16,727,610	2%	4%
Securities sold under agreements to repurchase	323,722	325,711	321,202	313,321	339,367	(1)%	(5)%
Term debt	889,358	889,997	965,675	1,006,395	1,057,140	0%	(16)%
Junior subordinated debentures, at fair value	253,665	252,214	250,652	249,294	247,528	1%	2%
Junior subordinated debentures, at amortized cost	101,334	101,415	101,496	101,576	101,657	0%	0%
Other liabilities	291,649	274,769	290,597	269,592	262,249	6%	11%
Total liabilities	19,326,752	18,989,152	19,152,188	18,832,277	18,735,551	2%	3%
Shareholders' equity:
Common stock	3,517,751	3,517,557	3,521,201	3,519,316	3,515,621	0%	0%
Retained earnings	303,729	281,573	260,128	246,242	226,895	8%	34%
Accumulated other comprehensive income	14,072	5,049	19,641	12,068	6,585	179%	114%
Total shareholders' equity	3,835,552	3,804,179	3,800,970	3,777,626	3,749,101	1%	2%
Total liabilities and shareholders' equity	$23,162,304	$22,793,331	$22,953,158	$22,609,903	$22,484,652	2%	3%

Common shares outstanding at period end	220,217	220,280	220,454	220,161	217,262	0%	1%
Book value per common share	$17.42	$17.27	$17.24	$17.16	$17.26	1%	1%
Tangible book value per common share	$9.08	$8.92	$8.88	$8.79	$8.76	2%	4%
Tangible equity - common	$1,998,598	$1,964,419	$1,958,403	$1,934,668	$1,903,859	2%	5%
Tangible common equity to tangible assets	9.37%	9.38%	9.28%	9.32%	9.22%	0%	2%

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,148,288	$3,294,359	$3,303,629	$3,290,610	$3,423,453	(4)%	(8)%
Owner occupied term, net	2,655,340	2,636,800	2,577,484	2,633,864	2,682,870	1%	(1)%
Multifamily, net	2,961,609	2,859,884	2,764,403	2,638,618	2,565,711	4%	15%
Commercial construction, net	287,757	244,354	238,303	258,722	247,816	18%	16%
Residential development, net	94,380	76,734	81,160	81,846	76,849	23%	23%
Commercial:
Term, net	1,398,346	1,374,528	1,411,043	1,396,089	1,427,121	2%	(2)%
Lines of credit & other, net	1,014,523	981,897	993,814	1,029,620	1,037,278	3%	(2)%
Leases & equipment finance, net	679,033	630,695	570,492	523,114	492,221	8%	38%
Residential real estate:
Mortgage, net	2,740,228	2,533,042	2,330,325	2,233,735	2,102,333	8%	30%
Home equity lines & loans, net	910,287	882,596	863,269	852,478	836,054	3%	9%
Consumer & other, net	498,143	459,308	415,035	389,036	367,495	8%	36%
Total, net of deferred fees and costs	$16,387,934	$15,974,197	$15,548,957	$15,327,732	$15,259,201	3%	7%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	20%	20%	20%	22%
Owner occupied term, net	16%	17%	17%	17%	18%
Multifamily, net	17%	17%	17%	17%	17%
Commercial construction, net	2%	2%	2%	2%	2%
Residential development, net	1%	—%	1%	1%	1%
Commercial:
Term, net	9%	9%	9%	9%	9%
Lines of credit & other, net	6%	6%	6%	7%	7%
Leases & equipment finance, net	4%	4%	4%	3%	3%
Residential real estate:
Mortgage, net	17%	16%	15%	15%	14%
Home equity lines & loans, net	6%	6%	6%	6%	5%
Consumer & other, net	3%	3%	3%	3%	2%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$5,207,129	$4,927,526	$4,930,642	$4,744,804	$4,741,897	6%	10%
Demand, interest bearing	2,098,223	2,090,595	2,085,368	2,054,994	1,942,792	0%	8%
Money market	6,514,174	6,374,624	6,287,165	6,113,138	5,998,339	2%	9%
Savings	1,102,611	1,058,337	1,022,829	971,185	952,122	4%	16%
Time	2,544,887	2,693,964	2,896,562	3,007,978	3,092,460	(6)%	(18)%
Total	$17,467,024	$17,145,046	$17,222,566	$16,892,099	$16,727,610	2%	4%

Total core deposits (1)	$15,940,229	$15,529,997	$15,304,001	$15,126,378	$14,653,183	3%	9%

Deposit mix:
Demand, non-interest bearing	30%	29%	29%	28%	28%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	37%	37%	36%	36%	36%
Savings	6%	6%	6%	6%	6%
Time	15%	16%	17%	18%	18%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	370,128	367,086	368,701	367,854	366,279
Demand, interest bearing	88,171	90,021	85,082	86,135	87,223
Money market	57,622	58,156	61,991	63,095	63,979
Savings	153,534	152,404	150,989	150,548	150,527
Time	48,168	49,983	52,179	53,530	54,565
Total	717,623	717,650	718,942	721,162	722,573

Average balance per account:
Demand, non-interest bearing	$14.1	$13.4	$13.4	$12.9	$12.9
Demand, interest bearing	23.8	23.2	24.5	23.9	22.3
Money market	113.1	109.6	101.4	96.9	93.8
Savings	7.2	6.9	6.8	6.5	6.3
Time	52.8	53.9	55.5	56.2	56.7
Total	$24.3	$23.9	$24.0	$23.4	$23.2

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$30,989	$33,572	$40,246	$52,041	$42,397	(8)%	(27)%
Loans and leases past due 90+ days & accruing	9,967	13,529	10,416	7,512	7,416	(26)%	34%
Total non-performing loans and leases	40,956	47,101	50,662	59,553	49,813	(13)%	(18)%
Other real estate owned	23,892	23,038	32,064	37,942	34,456	4%	(31)%
Total	$64,848	$70,139	$82,726	$97,495	$84,269	(8)%	(23)%

Performing restructured loans and leases	$35,706	$37,023	$60,896	$54,836	$63,507	(4)%	(44)%
Loans and leases past due 31-89 days	$28,919	$25,553	$20,488	$24,659	$34,025	13%	(15)%
Loans and leases past due 31-89 days to total loans and leases	0.18%	0.16%	0.13%	0.16%	0.22%
Non-performing loans and leases to total loans and leases	0.25%	0.29%	0.33%	0.39%	0.33%
Non-performing assets to total assets	0.28%	0.31%	0.36%	0.43%	0.37%

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$127,071	$120,104	$116,167	$115,635	$106,495
Provision for loan and lease losses	8,153	11,254	12,637	5,241	14,333	(28)%	(43)%
Charge-offs	(8,476)	(7,442)	(12,545)	(9,088)	(7,524)	14%	13%
Recoveries	3,385	3,155	3,845	4,379	2,331	7%	45%
Net charge-offs	(5,091)	(4,287)	(8,700)	(4,709)	(5,193)	19%	(2)%
Total allowance for loan and lease losses	130,133	127,071	120,104	116,167	115,635	2%	13%
Reserve for unfunded commitments	3,081	2,864	3,194	3,539	4,388
Total allowance for credit losses	$133,214	$129,935	$123,298	$119,706	$120,023

Net charge-offs to average loans and leases (annualized)	0.13%	0.11%	0.23%	0.12%	0.14%
Recoveries to gross charge-offs	39.94%	42.39%	30.65%	48.18%	30.98%
Allowance for loan and lease losses to loans and leases	0.79%	0.80%	0.77%	0.76%	0.76%
Allowance for credit losses to loans and leases	0.81%	0.81%	0.79%	0.78%	0.79%

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2015	Sep 30, 2014	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$116,167	$95,085
Provision for loan and lease losses	32,044	35,000	(8)%
Charge-offs	(28,463)	(21,090)	35%
Recoveries	10,385	6,640	56%
Net charge-offs	(18,078)	(14,450)	25%
Total allowance for loan and lease losses	130,133	115,635	13%
Reserve for unfunded commitments	3,081	4,388	(30)%
Total allowance for credit losses	$133,214	$120,023	11%

Net charge-offs to average loans and leases (annualized)	0.15%	0.16%
Recoveries to gross charge-offs	36.49%	31.48%
Allowance for loan and lease losses to loans and leases	0.79%	0.76%
Allowance for credit losses to loans and leases	0.81%	0.79%

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	5.30%	5.48%	5.61%	5.82%	5.78%	(0.18)	(0.48)
Yield on loans held for sale	4.07%	3.24%	3.95%	4.01%	3.86%	0.83	0.21
Yield on taxable investments	2.07%	1.99%	2.10%	2.16%	2.12%	0.08	(0.05)
Yield on tax-exempt investments (1)	5.12%	5.07%	5.10%	5.09%	5.12%	0.05	—
Yield on interest bearing cash and temporary investments	0.25%	0.26%	0.25%	0.25%	0.25%	(0.01)	—
Total yield on earning assets (1)	4.72%	4.79%	4.82%	4.98%	5.04%	(0.07)	(0.32)

Cost of interest bearing deposits	0.24%	0.24%	0.24%	0.23%	0.22%	—	0.02
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.05%	0.05%	0.06%	0.06%	0.07%	—	(0.02)
Cost of term debt	1.62%	1.51%	1.42%	1.41%	1.35%	0.11	0.27
Cost of junior subordinated debentures	3.89%	3.88%	3.86%	3.86%	3.87%	0.01	0.02
Total cost of interest bearing liabilities	0.42%	0.41%	0.41%	0.41%	0.40%	0.01	0.02

Net interest spread (1)	4.30%	4.38%	4.41%	4.57%	4.64%	(0.08)	(0.34)
Net interest margin – Consolidated (1)	4.43%	4.50%	4.53%	4.69%	4.75%	(0.07)	(0.32)
Net interest margin – Bank (1)	4.50%	4.56%	4.59%	4.75%	4.82%	(0.06)	(0.32)

As reported (GAAP):
Return on average assets	0.99%	0.96%	0.84%	0.92%	1.05%	0.03	(0.06)
Return on average tangible assets	1.08%	1.05%	0.92%	1.00%	1.14%	0.03	(0.06)
Return on average common equity	5.98%	5.77%	5.02%	5.59%	6.28%	0.21	(0.30)
Return on average tangible common equity	11.52%	11.18%	9.76%	11.08%	12.46%	0.34	(0.94)
Efficiency ratio – Consolidated	64.91%	67.32%	68.74%	68.23%	63.10%	(2.41)	1.81
Efficiency ratio – Bank	62.99%	65.71%	67.09%	66.23%	61.63%	(2.72)	1.36

Operating basis (non-GAAP): (2)
Return on average assets	1.07%	1.21%	1.01%	1.04%	1.16%	(0.14)	(0.09)
Return on average tangible assets	1.17%	1.32%	1.10%	1.13%	1.26%	(0.15)	(0.09)
Return on average common equity	6.45%	7.25%	6.03%	6.34%	6.94%	(0.80)	(0.49)
Return on average tangible common equity	12.43%	14.05%	11.71%	12.56%	13.78%	(1.62)	(1.35)
Efficiency ratio – Consolidated	62.43%	59.74%	63.38%	64.23%	59.79%	2.69	2.64
Efficiency ratio – Bank	61.05%	58.46%	62.09%	62.61%	58.65%	2.59	2.40

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Nine Months Ended		% Change
	Sep 30, 2015	Sep 30, 2014	Year over Year
Average Rates:
Yield on loans and leases	5.46%	5.81%	(0.35)
Yield on loans held for sale	3.73%	4.07%	(0.34)
Yield on taxable investments	2.05%	2.25%	(0.20)
Yield on tax-exempt investments (1)	5.10%	5.25%	(0.15)
Yield on interest bearing cash and temporary investments	0.25%	0.25%	—
Total yield on earning assets (1)	4.78%	5.04%	(0.26)

Cost of interest bearing deposits	0.24%	0.23%	0.01
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.06%	0.13%	(0.07)
Cost of term debt	1.51%	1.64%	(0.13)
Cost of junior subordinated debentures	3.88%	3.91%	(0.03)
Total cost of interest bearing liabilities	0.41%	0.41%	—

Net interest spread (1)	4.37%	4.63%	(0.26)
Net interest margin – Consolidated (1)	4.48%	4.74%	(0.26)
Net interest margin – Bank (1)	4.55%	4.81%	(0.26)

As reported (GAAP):
Return on average assets	0.93%	0.70%	0.23
Return on average tangible assets	1.02%	0.76%	0.26
Return on average common equity	5.59%	4.31%	1.28
Return on average tangible common equity	10.83%	8.37%	2.46
Efficiency ratio – Consolidated	67.00%	72.47%	(5.47)
Efficiency ratio – Bank	65.27%	70.86%	(5.59)

Operating basis (non-GAAP): (2)
Return on average assets	1.10%	1.06%	0.04
Return on average tangible assets	1.19%	1.15%	0.04
Return on average common equity	6.58%	6.51%	0.07
Return on average tangible common equity	12.73%	12.65%	0.08
Efficiency ratio – Consolidated	61.80%	61.55%	0.25
Efficiency ratio – Bank	60.49%	60.26%	0.23

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$693,114	$861,775	$1,323,671	$1,368,726	$849,399	(20)%	(18)%
Investment securities, taxable	2,272,676	2,300,123	2,222,174	2,169,504	2,307,732	(1)%	(2)%
Investment securities, tax-exempt	311,984	317,655	323,852	326,858	330,902	(2)%	(6)%
Loans held for sale	357,905	368,112	262,777	255,830	274,834	(3)%	30%
Loans and leases	16,155,792	15,731,298	15,334,555	15,300,425	15,200,893	3%	6%
Total interest earning assets	19,791,471	19,578,963	19,467,029	19,421,343	18,963,760	1%	4%
Goodwill & other intangible assets, net	1,838,740	1,841,535	1,842,390	1,844,084	1,841,668	0%	0%
Total assets	22,943,563	22,777,421	22,687,515	22,625,461	22,220,999	1%	3%

Non-interest bearing demand deposits	5,109,047	4,852,989	4,808,062	4,836,517	4,558,672	5%	12%
Interest bearing deposits	12,225,691	12,274,814	12,187,132	12,153,481	11,948,731	0%	2%
Total deposits	17,334,738	17,127,803	16,995,194	16,989,998	16,507,403	1%	5%
Interest bearing liabilities	13,798,350	13,880,474	13,838,515	13,833,126	13,681,205	(1)%	1%

Shareholders’ equity - common	3,819,303	3,803,634	3,797,108	3,721,003	3,712,813	0%	3%
Tangible common equity (1)	1,980,563	1,962,099	1,954,718	1,876,919	1,871,145	1%	6%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2015	Sep 30, 2014	Year over Year
Temporary investments & interest bearing cash	$957,210	$743,179	29%
Investment securities, taxable	2,265,175	2,040,394	11%
Investment securities, tax-exempt	317,787	293,000	8%
Loans held for sale	329,946	188,646	75%
Loans and leases	15,743,558	12,229,795	29%
Total interest earning assets	19,613,676	15,495,014	27%
Goodwill & other intangible assets, net	1,840,875	1,428,705	29%
Total assets	22,803,723	18,004,316	27%

Non-interest bearing demand deposits	4,924,464	3,653,158	35%
Interest bearing deposits	12,229,354	9,883,824	24%
Total deposits	17,153,818	13,536,982	27%
Interest bearing liabilities	13,838,966	11,216,190	23%

Shareholders’ equity - common	3,806,719	2,941,341	29%
Tangible common equity (1)	1,965,844	1,512,636	30%
(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Third Quarter 2015 Results
October 21, 2015

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$12,693,451	$12,302,866	$11,874,910	$11,590,310	$11,300,947	3%	12%
MSR asset, at fair value	124,814	127,206	116,365	117,259	118,725	(2)%	5%
MSR as % of serviced portfolio	0.98%	1.03%	0.98%	1.01%	1.05%
Residential mortgage banking revenue:
Origination and sale	$26,904	$33,667	$31,498	$18,378	$24,097	(20)%	12%
Servicing	7,240	6,770	6,457	6,306	6,178	7%	17%
Change in fair value of MSR asset	(10,103)	(423)	(9,728)	(8,195)	(4,279)	nm	136%
Total	$24,041	$40,014	$28,227	$16,489	$25,996	(40)%	(8)%

Closed loan volume:
Closed loan volume - portfolio	$446,088	$446,712	$311,149	$319,779	$292,154	0%	53%
Closed loan volume - for-sale	843,720	997,225	862,155	622,133	695,877	(15)%	21%
Closed loan volume - total	$1,289,808	$1,443,937	$1,173,304	$941,912	$988,031	(11)%	31%

Gain on sale margin:
Based on for-sale volume	3.19%	3.38%	3.65%	2.95%	3.46%	(0.19)	(0.27)

	Nine Months Ended		% Change
	Sep 30, 2015	Sep 30, 2014	Year over Year
Residential mortgage banking revenue:
Origination and sale	$92,069	$54,660	68%
Servicing	20,467	14,508	41%
Change in fair value of MSR asset	(20,254)	(8,392)	141%
Total	$92,282	$60,776	52%

Closed loan volume:
Closed loan volume - portfolio	$1,203,949	$652,202	85%
Closed loan volume - for-sale	2,703,100	1,523,959	77%
Closed loan volume - total	$3,907,049	$2,176,161	80%

Gain on sale margin:
Based on for-sale volume	3.41%	3.59%	(0.18)

nm = not meaningful

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